Exhibit 4.2

ISSUERS’ ASSUMPTION SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 29, 2010, among Hexion U.S. Finance Corp., a Delaware corporation, and Hexion Nova Scotia Finance, ULC, a Nova Scotia unlimited liability company (the “New Issuers”), Hexion Specialty Chemicals, Inc., a New Jersey corporation (the “New Parent Guarantor”), the Subsidiary Guarantors listed on the signature pages hereto (the “New Subsidiary Guarantors”) and Wilmington Trust FSB, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS Hexion Finance Escrow LLC, a Delaware limited liability company, and Hexion Escrow Corporation, a Delaware corporation (together, the “Escrow Issuers”), have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of January 29, 2010, providing for the issuance of the Escrow Issuers’ 8.875% Senior Secured Notes due 2018 (the “Notes”), initially in the aggregate principal amount of $1,000,000,000;

WHEREAS Section 14.01 of the Indenture provides that the New Issuers, the New Parent Guarantor and the New Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the (i) New Issuers shall unconditionally assume all the Escrow Issuers’ obligations (including Obligations) with respect to the Notes and the Indenture, (ii) New Parent Guarantor and the New Subsidiary Guarantors shall Guarantee the obligations with respect to the Notes on the terms set forth in Article 10 thereof and (iii) Escrow Issuers’ obligations with respect to the Notes shall be released on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the New Issuers, the New Parent Guarantor, the New Subsidiary Guarantors and the Escrow Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuers, the New Parent Guarantor, the New Subsidiary Guarantors, the Escrow Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Assume Obligations. The New Issuers hereby agree to unconditionally assume the Escrow Issuers’ obligations (including Obligations) with respect to the Notes and the Indenture on the terms and subject to the conditions set forth in Article 14 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Escrow Issuers under the Indenture.

SECTION 3. Agreement to Guarantee. The New Parent Guarantor and the New Subsidiary Guarantors hereby agree to unconditionally guarantee the New Issuers’ obligations with respect to the Notes on the terms set forth in Article 10 of the Indenture and to be bound by all other provisions of the Indenture and the Notes applicable to Guarantors.

SECTION 4. Notices. All notices or other communications to the New Issuers shall be given as provided in Section 13.02 of the Indenture.

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6. Release of Obligations of the Escrow Issuers. Upon execution of this Supplemental Indenture by the New Issuers, the New Parent Guarantor, the New Subsidiary Guarantors and the Trustee, the Escrow Issuers are unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes.

SECTION 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

SECTION 11. Covenants. Following the Issuers’ Assumption, the provisions of Article 4 of the Indenture shall be deemed to have been applicable to Holdings and its Restricted Subsidiaries beginning on the Issue Date and, to the extent that Holdings and its Restricted Subsidiaries took any action or inaction after the Issue Date and prior to the Issuers’ Assumption that is prohibited by the Indenture, the Issuers shall be deemed to be in default on such date.

HEXION U.S. FINANCE CORP.,

By:	/s/ Authorized Signatory
Name:
Title:

HEXION NOVA SCOTIA FINANCE, ULC,

By:	/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS, INC.,

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INVESTMENTS, INC.

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL FOUNDRY, LLC,

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Supplemental Indenture]

HSC CAPITAL CORPORATION,

By:	/s/ Authorized Signatory
Name:
Title:

LAWTER INTERNATIONAL INC.,

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INTERNATIONAL, INC.,

By:	/s/ Authorized Signatory
Name:
Title:

OILFIELD TECHNOLOGY GROUP, INC.,

By:	/s/ Authorized Signatory
Name:
Title:

HEXION CI HOLDING COMPANY (CHINA) LLC,

By:	Lawter International Inc., as sole managing member

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST FSB, as Trustee,

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Supplemental Indenture]

Acknowledged by:
HEXION FINANCE ESCROW LLC,

By:	/s/ Authorized Signatory
Name:
Title:

HEXION ESCROW CORPORATION,

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Supplemental Indenture]